EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Courier Corporation on Form S-8, of our report dated December 3, 2004, appearing in the Annual Report on Form 10-K of Courier Corporation for the year ended September 25, 2004.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

January 18, 2005